CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-283148, 333-261080, 333-186797, 333-115380, 333-115379 and 333-115378) and Form S-3 (Nos. 333-272538 and 333-237981) of Tyson Foods, Inc. of our report dated November 10, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Springdale, Arkansas
November 10, 2025